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                                                                     EXHIBIT 2.1



                        PLAN OF REORGANIZATION AND MERGER
                         OF INTERLEUKIN GENETICS, INC.,
                             A DELAWARE CORPORATION
                                       AND
                           INTERLEUKIN GENETICS, INC.,
                               A TEXAS CORPORATION


                  THIS PLAN OF REORGANIZATION AND MERGER, dated as of July 12, 2000, (this "Agreement"), is between Interleukin Genetics, Inc., a Delaware corporation (the, "Company"), and Interleukin Genetics, Inc., a Texas corporation ("ILGN-Texas"). The Company and ILGN-Texas are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

                  A. The Company is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 55,000,000 shares, 50,000,000 of which are designated "Common Stock," par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share. As of the date of this Agreement, 1,000 shares of Common Stock are issued and outstanding, all of which are held by ILGN-Texas. No shares of Preferred Stock are issued and outstanding.

                  B. ILGN-Texas is a corporation duly organized and existing under the laws of the State of Texas and has an authorized capital stock of 55,000,000 shares, 50,000,000 of which are designated "Common Stock," no par value per share, and 5,000,000 of which are designated "Preferred Stock," no par value per share. As of April 28, 2000, 18,268,716 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

                  C. The Board of Directors of ILGN-Texas has determined that, for the purpose of effecting the reincorporation of ILGN-Texas in the State of Delaware, it is advisable and in the best interests of ILGN-Texas that ILGN-Texas merge with and into the Company upon the terms and conditions herein provided.

                  D. The respective Boards of Directors of the Company and ILGN-Texas have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

                  E. The Company is a wholly owned subsidiary of ILGN-Texas.

                  F. The Merger (herein below defined) is intended to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

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                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and ILGN-Texas hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

         1. MERGER

                  1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Texas Business Corporation Act, ILGN-Texas shall be merged with and into the Company (the "Merger"), the separate existence of ILGN-Texas shall cease and the Company shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "Interleukin Genetics, Inc."

                  1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                           (a) This Agreement and the Merger shall have been
adopted and approved by the shareholders of ILGN-Texas and the sole stockholder of the Company in accordance with the requirements of the Delaware General Corporation Law and the Texas Business Corporation Act;

                           (b) All of the conditions precedent to the
consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

                           (c) An executed Certificate of Ownership and Merger
or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

                  The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

                  1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of ILGN-Texas shall cease and the Company, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all action previously taken by its and ILGN-Texas' Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of ILGN-Texas, including all shares of any subsidiary held by ILGN-Texas, in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of ILGN-Texas as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of ILGN-Texas in the same manner as if the Company had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Texas Business Corporation Act.


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         2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

                  2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit A, as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                  2.2 Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                  2.3 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

         3. MANNER OF CONVERSION OF STOCK

                  3.1 ILGN-Texas Common Shares. Upon the Effective Date of the Merger, each share of ILGN-Texas Common Stock, no par value per share, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Common Stock shall be issued but shall, instead, be paid in cash or check by the Company to the holder of such shares in that amount equal to the fair market value of such fractional shares.

                  3.2 ILGN-Texas Rights to Purchase Common Shares. Upon the effective date of the Merger, all issued and outstanding options and rights to acquire the Common Stock of ILGN-Texas under the Interleukin Genetics, Inc.
1996 Equity Incentive Plan, as amended, and the Interleukin Genetics, Inc. 2000 Employee Stock Compensation Plan, as amended, and all other outstanding options, warrants or rights will automatically be converted into equivalent options and rights to purchase the same number of shares of Surviving Corporation's Common Stock. In addition, no "additional benefits" (within the meaning of section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

                  3.3 The Company's Common Stock. Upon the Effective Date of the Merger each share of Common Stock, par value $.001 per share, of the Company issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Company, the

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holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

                  3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of ILGN-Texas Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of ILGN-Texas Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, into which such shares of ILGN-Texas Common Stock were converted in the Merger.

                  The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

                  Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ILGN-Texas so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

                  If any certificate for shares of the Company's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Company that such tax has been paid or is not payable.

         4. GENERAL

                  4.1 Covenants of the Company. The Company covenants and agrees that it will, on or before the Effective Date of the Merger:

                           (a) File any and all documents with the Texas
Franchise Tax Board necessary for the assumption by the Company of all of the franchise tax liabilities of ILGN-Texas.

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                           (b) Take such other actions as may be required by the
Texas Business Corporation Act.

                  4.2 Further Assurances. From time to time, as and when required by the Company or by its successors or assigns, there shall be executed and delivered on behalf of ILGN-Texas such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ILGN-Texas and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Company are fully authorized in the name and on behalf of ILGN-Texas or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ILGN-Texas or of the Company, or of both, notwithstanding the approval of this Agreement by the shareholders of ILGN-Texas or the stockholder of the Company.

                  4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

                  4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware 9 East Loockerman Street, Dover, Delaware 19901 and Capitol Services, Inc. is the registered agent of the Surviving Corporation at such address.

                  4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 135 Beaver Street, Waltham, MA 02452 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

                  4.7 Governing Law. This Agreement shall in all respects be construed interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Texas Business Corporation Act.


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                  4.8 Counterparts. In order to facilitate the filing and
recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




                            [signatures on next page]



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         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of the Company and ILGN-Texas is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          INTERLEUKIN GENETICS, INC.
                                          a Delaware corporation



                                          By:
                                             --------------------------------
                                                   Kenneth S. Kornman
                                                   President


                                          INTERLEUKIN GENETICS, INC.
                                          a Texas corporation



                                          By:
                                             --------------------------------
                                                   Kenneth S. Kornman
                                                   President



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